EXHIBIT 2.3

                              ASSUMPTION AGREEMENT


                  THIS ASSUMPTION AGREEMENT (the "Agreement") is made this 11th day of February, 1998, by and among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co., Stephen Corp. (collectively, "Seller"); Norman J. Glick, Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, and Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, and Norman
J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen
J. Glick Trust Share of the Ely Shanis Trust (collectively called "Owners"); Mason-Dixon Bancshares, Inc. ("Mason-Dixon"); and Bay Finance, LLC and Bay Insurance, LLC (collectively, "Purchaser"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 26, 1998, by Seller, Owners, and Mason-Dixon, involving the sale of substantially all of the assets of the Seller (the "Assets"). Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement.

                  WHEREAS, pursuant to the Asset Purchase Agreement, Seller and Owners have agreed to transfer to Purchaser the Assets used by Seller in its business in exchange for, among other things, the assumption of certain of the Seller's liabilities and obligations;

                  WHEREAS, Mason-Dixon owns Purchaser and desires to guaranty Purchaser's performance of the assumed liabilities;

                  NOW, THEREFORE, in consideration of the transfer to Purchaser of the Assets, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Seller, Purchaser and Mason-Dixon agree as follows:

                  1. Assumption of Obligations. Subject to the terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume and accept those debts, liabilities and obligations of Seller as are listed or described on Schedule A to this Agreement (the "Assumed Liabilities"). Bay Insurance, LLC shall assume and accept Assumed Liabilities of Stephen Corp. Bay Finance, LLC shall assume and accept all other Assumed Liabilities of the Seller.

                  2. Indemnification. Purchaser shall defend, indemnify and hold Seller and the Owners harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any failure of Purchaser to pay the Assumed Liabilities. 3.Representations of Seller. All representations and warranties of Seller relating to the Assumed Liabilities contained in the Asset Purchase Agreement are hereby incorporated by reference herein. Seller hereby further represents and warrants to Purchaser that, as of the effective date of this Agreement, Seller has not received notice of any default by Seller in


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connection with the Assumed Liabilities,  and to the best of Seller's knowledge, information and belief, Seller is not in default in connection with the Assumed Liabilities.

                  4. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                  5. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  6. Severability. In case any of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                  7. Amendment. This Agreement may not be amended or terminated orally but only as expressly provided herein or by an instrument in writing duly executed by all of the parties.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one agreement.

                  9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                  10. Mason-Dixon's Guaranty. Mason-Dixon unconditionally and irrevocably guarantees to Seller and the Owners the full and timely performance by Purchaser of all obligations to be performed by Purchaser hereunder, including, but not limited to, the payment by Purchaser of the Assumed Liabilities. Mason-Dixon shall defend, indemnify and hold Seller and the Owners harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any failure of Purchaser to pay the Assumed Liabilities.

                  IN WITNESS WHEREOF, Seller, Mason-Dixon, Owners, and Purchaser have each executed under seal this Assumption Agreement or caused it to be executed under seal on its behalf by its duly authorized representatives, on the day and year first written above, to be effective February 11, 1998, at 6:00 p.m.

                                      ROSE SHANIS & CO., INC.


                                      By:/s/ Norman J. Glick              (SEAL)
                                         ---------------------------------------


                                      ROSE SHANIS SONS, INC.


                                      By:/s/ Norman J. Glick              (SEAL)
                                         ---------------------------------------

                                      STEPHEN CORP.


                                      By: /s/ Norman J. Glick             (SEAL)
                                      ------------------------------------------


                                      ROSE SHANIS & CO.


                                      By: /s/ Susan M. Glick              (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                      General Partner



                                      By: /s/ Susan M. Glick              (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Stephen J.
                                      Glick
                                      Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By: /s/ Norman J. Glick             (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By: /s/ Norman J. Glick             (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Stephen J.
                                      Glick
                                      Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By: /s/ Susan M. Glick              (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust, General Partner


                                       By: /s/ Susan M. Glick             (SEAL)
                                       -----------------------------------------
                                       Susan M. Glick, Trustee of the Stephen J.
                                       Glick
                                       Trust Share of the Bernice Shanis Trust,
                                       General Partner


                                       By: /s/ Norman J. Glick            (SEAL)
                                       -----------------------------------------
                                       Norman J. Glick, Trustee of the Norman J.
                                       Glick Trust Share of the Bernice Shanis
                                       Trust, General Partner

                                       By:/s/ Norman J. Glick             (SEAL)
                                       -----------------------------------------
                                       Norman J. Glick, Trustee of the Stephen
                                       J. Glick Trust Share of the Bernice
                                       Shanis Trust, General Partner


                                       By:/s/ Norman J. Glick             (SEAL)
                                       -----------------------------------------
                                       Norman J. Glick, General Partner


                                       By:/s/ Susan M. Glick              (SEAL)
                                       -----------------------------------------
                                       Susan M. Glick, Personal
                                       Representative of the Estate
                                       of Stephen J. Glick, General Partner


                                       NORMAN J. GLICK


                                      /s/ Norman J. Glick                 (SEAL)
                                      ------------------------------------------

                                      SUSAN M. GLICK, PERSONAL
                                      REPRESENTATIVE OF THE ESTATE OF
                                      STEPHEN J. GLICK


                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------

                                      /s/ Mitzi S. Glick                  (SEAL)
                                      ------------------------------------------
                                      Mitzi S. Glick, Trustee u/a Norman J.
                                      Glick dated May 14, 1997, FBO Robert S.
                                      Glick


                                      /s/ Eugene Schreiber                (SEAL)
                                      ------------------------------------------
                                      Eugene Schreiber, Trustee u/a Norman J.
                                      Glick dated May 14, 1997, FBO Robert S.
                                      Glick


                                      /s/ Mitzi S. Glick                  (SEAL)
                                      ------------------------------------------
                                      Mitzi S. Glick, Trustee u/a Norman J.
                                      Glick dated May 14, 1997, FBO Bonnie G.
                                      Dubin


                                      /s/ Eugene Schreiber                (SEAL)
                                      ------------------------------------------
                                      Eugene Schreiber, Trustee u/a Norman J.
                                      Glick dated May 14, 1997, FBO Bonnie G.
                                      Dubin

                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust


                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Ely Shanis Trust


                                      /s/ Norman J. Glick                 (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust


                                      /s/ Norman J. Glick                 (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Ely Shanis Trust


                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust


                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust


                                      /s/ Norman J. Glick                 (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust


                                      /s/ Norman J. Glick                 (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust


                                      SUSAN M. GLICK AND GAIL GLICK,
                                      TRUSTEES OF MARITAL TRUST UNDER THE
                                      LAST WILL AND TESTAMENT OF
                                      STEPHEN J. GLICK


                                      /s/ Susan M. Glick                  (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee

                                      /s/ Gail Glick                      (SEAL)
                                      ------------------------------------------
                                      Gail Glick, Trustee


                                      SUSAN M. GLICK AND GAIL GLICK,
                                      TRUSTEES OF BYPASS TRUST UNDER THE
                                      LAST WILL AND TESTAMENT OF
                                      STEPHEN J. GLICK


                                      /s/ Susan M. Glick(SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee


                                      /s/ Gail Glick(SEAL)
                                      ------------------------------------------
                                      Gail Glick, Trustee


                                      MASON-DIXON BANCSHARES, INC.


                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President


                                      BAY FINANCE, LLC



                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President
                                      Mason-Dixon Bancshares, Sole Member of Bay
                                      Finance, LLC


                                      BAY INSURANCE, LLC



                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President
                                      Mason-Dixon Bancshares, Sole Member of Bay
                                      Finance, LLC

                              Assumption Agreement
                                   Schedule A


A. Family loans as follows, up to maximum amount of $1,343,000.00 plus interest accrued from December 31, 1997:

                    Principal       Date      Interest      Maturity
                     Amount         Made        Rate          Date
                    ---------       ----      --------      --------

Glick, Susan        129,000       12-31-97       12%         6-30-98

Glick, Norman       100,000       12-31-97       12%         6-30-98

Glick, Mitzi         26,000       12-31-97       12%         6-30-98

Glick, Stephen      300,000       12-31-97       12%         6-30-98
(Estate of)

Glick, Rachae       l70,000       12-31-97       12%         6-30-98

Glick, Robert       100,000       12-31-97       12%         6-30-98

Glick, Valerie       78,000       12-31-97       12%         6-30-98

Glick, Wm.           90,000       12-31-97       12%         6-30-98

Flamm, E. Kahn      100,000       12-31-97       11.5%       6-30-98

Kahn, Richard       100,000       12-31-97       11.5%       6-30-98

Kahn, Wm. R.        100,000       12-31-97       11%         6-30-98

Seiderman, S.        50,000       12-31-97        8.25%      6-30-98

Thomas, R.           60,000       12-31-97        7.5%       6-30-98

Thomas, R.           40,000       12-31-97        8%         6-30-98

B. NationsBank, N.A., CoreStates Bank, N.A., Harris Trust and Savings Bank under loan agreement dated September 29, 1995, as amended and extended, up to a maximum amount of $33,000,000, unless additional borrowings are approved in writing by Mason-Dixon (which approval shall not be unreasonably withheld or delayed) to enable Rose Shanis to fund additional consumer loans or credit sales or cover operating expenses which are incurred by Rose Shanis in the ordinary course of business.

C.  $440,833.

D.  Dealer Reserves specified on attached Schedule A.

E. Unearned Insurance Commissions up to $563,397 as shown on Rose Shanis' September 30, 1997 Balance Sheet.

F. Obligation to pay "pay to stay" retention bonuses under the bonus program described in Item #4 of Schedule 10.14.7 up to $237,000.

G. Accounts Payable and Accrued Expenses up to amounts shown on Rose Shanis' internally prepared December 31, 1997 Balance Sheet, adjusted by audited December 31, 1997 Statement and further adjusted through the date of Closing by expenses incurred in the ordinary course of business.

                              Assumption Agreement
                               Schedule A (cont.)


-----------------------------------------------------------
                                                 DEALER
                                                 RESERVE
                                                 1/30/98
-----------------------------------------------------------
1ST STEP MTR                      A                 $18,066
-----------------------------------------------------------
AOK                               A                      $0
-----------------------------------------------------------
AUTO GALLERY                      A                $  2,777
-----------------------------------------------------------
AUTOMART                                               $550
(J.Q.E., Ltd.)                    A
-----------------------------------------------------------
BALT BEST                         A                 $15,333
-----------------------------------------------------------
BAYCOUNTRY AUT                    A                  $5,240
-----------------------------------------------------------
BRUNS MTR                         A                 $24,790
-----------------------------------------------------------
CAMBRIDGE                         A                      $0
-----------------------------------------------------------
CAR CAPITAL                       A                $  4,911
-----------------------------------------------------------
CATONAUTO                         A                      $0
-----------------------------------------------------------
COUNTRY CLUB                      A                      $0
-----------------------------------------------------------
DAYS AUTO                         A                $  2,432
-----------------------------------------------------------
FARMAX CORP.  T/A                                        $0
COUNTY LINE                       A
-----------------------------------------------------------
H2ONLY, INC.                      A                  $2,140
-----------------------------------------------------------
HAKER AUTO                        A                      $0
-----------------------------------------------------------
JO LEE USED CAR                   A                $  3,996
-----------------------------------------------------------
K B AUTO                          A                 $14,766
-----------------------------------------------------------
LDB AUTO                          A                      $0
-----------------------------------------------------------
M & M AUTO                        A                 $13,396
-----------------------------------------------------------
MORAN MTR.                        A                $ 22,589
-----------------------------------------------------------
MVSTEVENS                         A                      $0
-----------------------------------------------------------
N WEST VIEW                       A                  $2,233
-----------------------------------------------------------
ROSEDALE CYCLE                                      $14,162
WORLD, INC.                       A
-----------------------------------------------------------
RYAN AUTO                         A                 $17,735

-----------------------------------------------------------
SELECT USED CARS                  A                $  1,100
-----------------------------------------------------------
SPORTS & IMPORTS I                A                 $20,386
-----------------------------------------------------------
SPORTS & IMPORTS II               A                 $18,669
-----------------------------------------------------------
SPORTSMAN                         A                  $2,262
-----------------------------------------------------------
UNIVERSAL                         A               $   1,847
-----------------------------------------------------------
TOTALS                                             $209,380
-----------------------------------------------------------



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